Exhibit 10.17

CONSULTANCY SERVICES AGREEMENT

This Consultancy Services Agreement (“the Agreement”) is made on 28th July, 2011 by and between Modularis (“MOD”), a company organized under the laws of the Dominican Republic (DR) and JBP S.R.L (“JBP”) a company organized under the laws of the Dominican Republic.

Collectively known as the Parties to this Agreement.

WHEREAS JBP desires to engage MOD to provide Consultancy Services for ParkVida in Dominican Republic including all deliverables in Schedule C, at a fixed price and delivery schedule.

AND WHEREAS MOD desires to provide such services to JBP.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         INTERPRETATION

1.1       Definitions – In this Agreement, unless the context otherwise requires:

a)    “Consultancy Services” means the services in connection with the 158-01 Application, Title Services & knowhow (“the know-how”) to be developed by MOD pursuant to this Agreement.

b)    “Project Cost” means all of the costs and expenses for supplying the Consultancy Services.

c)    “Project Schedule” means the work schedule required for completion of the Consultancy Services.

d)    “Site” means the ParkVida site located at Loma Prieta, Near Santiago, Dominican Republic.

e)    “Scope of Work” means all categories of Consultancy Services required under this Agreement.

f)    “Request for Information” (RFI) means information to be provided by JBP to MOD in order that MOD may proceed with the supply of the Consultancy Services.

1.2       Governing Law – This Agreement shall be governed and construed in accordance with the laws of the Dominican Republic.

1.3       Headings – The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4       Severability – If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions hereof and the remainder of the affected provision.

Modularis 158-01 Application And Planning Services

1.5       Schedules – The following Schedules form a part of this Agreement:

Schedule “A” Request for Information

Schedule “B” Project Schedule

Schedule “C” Scope of Work

Schedule “D” Consultancy Fees

2.         SCOPE OF WORK

2.1       JBP appoints MOD to undertake the Consultancy Services for the ParkVida site in accordance with the Project Schedule, for use at the Site and for the Consultancy Fees.

3.         PRICE

3.1       Consultancy Fees - The Consultancy Fee is US$56,825 and MOD will undertake for a fixed price the Consultancy Services as defined in and in accordance with this Agreement.

4.         PAYMENT

4.1       Net Funds – JBP shall be responsible for all costs incurred for the transfer of funds including levies and fees, which may be charged on said transactions.

4.2       Method of Payment – Payments due by JBP to MOD hereunder shall be made by electronic wire transfer to such bank account of MOD as they may provide from time to time.

4.3       Terms & Conditions of Payment – Payments due by JBP to MOD shall be as defined in this Agreement.

5.         TERMINATION

5.1       Termination – Either party shall have the right to terminate this Agreement if the other party should breach any term or condition of this Agreement or fail to perform any of its obligations hereunder, and such breach or failure is not rectified within 30 days after notice thereof in writing from the first mentioned party to the other. Any costs and/or expenses incurred up to and including the date of termination will be payable by JBP to MOD.

Modularis 158-01 Application And Planning Services

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

JBP S.R.L c/o Bufete Mejia-Ricart & Associates Av. Bolivar #74 Gazcue, Santo Domingo, Dominican Republic 10205 Tel: +809 476 7474 Fax: +809 476 7501	Modularis Av. Lope de Vega No.22 Edificio Ratava 1er Nivel, Suite 202 Santo Domingo Republica Dominica Codigo Postal 10514 Tel: +1 809 567 5437
By: /s/ Jay Blackmore	By: /s/ Jose Aris
Name: Jay Blackmore	Name: Jose Aris
Title: President	Title: President
Witnessed by:	Witnessed by: /s/ Manuel Mendez
Name:	Name: Architect
Title:	Title:

Modularis 158-01 Application And Planning Services

SCHEDULE “A”

REQUEST FOR INFORMATION

If MOD or the Dominican Government require any further information of any kind in order to achieve the 158-01 or title, JBP hereby agrees to work closely and assist with MOD to furnish the information in a timely manner in order to achieve the predicted schedule as outlined in Schedule B.

Modularis 158-01 Application And Planning Services

SCHEDULE “B”

PROJECT SCHEDULE

MOD will commence the service on the signature of these agreement and guarantee that they will work diligently to obtain the 158-01 and Title. The estimated time for the 158-01 Provisional Classification is within 180 to 240 days from the date of this agreement, Final Classification within 150 days from the date of the deposit of all papers in CONFOTUR. The estimated time for the title procedure is 180 to 365 days from the date of this agreement.

All time frames are approximations, based on other project experiences.  Approvals or changes are always depending on the Government Authorities.

Modularis 158-01 Application And Planning Services

SCHEDULE “C”

SCOPE OF WORK

Throughout this process MOD will be project manage the entire process and will be available for all meetings required by the client, consultant or government in relation to these planning services.

Part 1

1. Provisional Classification for Law 158-01

MOD confirms that ParkVida is approved to apply for the 158-01 tax incentive, the first stage is to apply for the provisional classification and to do that MOD will ensure the following steps are carried out.

1.      Letter asking for the classification to the Secretary

2.      Submittal of documentation to show partners and/or shareholder information of ParkVida

3.      Preparation of documentation describing the development team along with a letter authorizing MOD to apply for the 158-01

4.      Present the existing business plan and feasibility study to the authorities and if necessary  hire  a registered professional to translate and sign each of the documents (if this is needed it will be an additional cost to JBP)

5.      Preparation of a letter from the owner of ParkVida to the secretary of state and to CONFOTUR committee asking for the provisional permit

6.      Preliminary description of the projects architectural schematic design, master plan and a soft informal description of all other technical developments within the project, aiming to get the "Provisional classification"

7.      A copy of all title and contracts for all plots on the property

8.      All company documentation

9.      Catastral plans of the terrain

10.  Order the lawyer to actualize the company documentation to adapt the objective and the Capital of the company to being a hotel resort investment company in order to apply for the 158-01 and then submit the correct company documentation to the respective office in the government on completion.

11.  Meetings with all the team architects, legal advisors, environmental specialists, financial advisors as required

12.  Submittal of all documentation (translated into Spanish) to the relevant authorities

13.  Be available for any Request for Information (RFI) from the authorities

14.  Follow up with the authorities to speed up the process and to receive the provisional classification once approved

15.  Keep client fully updated with the progress on site

Modularis 158-01 Application And Planning Services

2. Title application

There are 10 plots of land that make up the area “Loma Prieta” that have been purchased by JBP S.R.L and have signed contracts relating to the purchase that now need to be converted into proper title for the plots. MOD will handle all aspects of the title procedure working with their sub contractors to include the following.

1.      Conduct topographical survey of the land with all GPS plotting of the land plots in question

2.      Submit the request on behalf of the company to obtain authorization from the regional surveying Government department to proceed with the title procedure.

3.      Presentation of all plans, GPS plots and documentation to the authorities for the approval of the title

4.      Handle all request for information (RFI) from the authorities and be available for meetings as required

5.      Provide and work with the lawyer to handle the request in the land courts in Santiago

6.      Receive title on behalf of the client (as long as JBP has given MOD the authority to do so)

Part 2

1. Final classification for Law 158-01

Upon receipt of the provisional classification and respective payments, MOD will then follow the following steps to get the final classification.

1.      Letter asking for the final classification to the Secretary of State and the President

2.      Re-submittal of partners shareholder information

3.      Preparation of the description of the project owner including capital to invest, investment details, capital origin and a detailed description of the investment using information all to be provided to MOD by JBP

4.      Present bank and commercial references for the owners and a bank guarantee from JBP to cover and ensure the recovery of any potential environmental issues as ordered by the environmental government department

5.      Deposit final business plan and feasibility study with each page signed and sealed by a professional in Dominican Republic (costs for such professional are additional to this agreement)

6.      Incorporate the Environmental Impact Study (EIS)

7.      Preparation and submittal of a letter to the Hacienda secretary and CONFOTUR asking for the final classification of the project

8.      Incorporate all the construction drawings for the project (if available)

9.      Incorporate the component matrix into the submittal

10.  Apply for the approval for all regional and state organisms

11.  Submittal of the project title copy and contracts

12.  Submittal of the catastral plans of the terrain

13.  Submittal of all company documentation

14.  Submittal of all documentation (translated into Spanish) to the relevant authorities

15.  Be available for any Request for Information (RFI) from the authorities

16.  Follow up with the authorities to speed up the process and to receive the provisional classification once approved

17.  Keep client fully updated with progress

Modularis 158-01 Application And Planning Services

SCHEDULE “D”

CONSULTANCY FEES

The consultancy fees for the Consultancy Services will include all deliverables as set out in Schedule C of this Agreement.

A lump sum fee will be US$56,825, this is further broken down to be a payment of US$12,325 as a fee to MOD for their services relating to this Agreement, a fee of US$15,500 as a payment to a third party company to conduct the title procedures and a fee of US$29,000 for the preparation and application of the 158-01:

PAYMENT TERMS FOR MOD FEES

On signature of this Agreement                                                                      US$6,162.50

On completion of Part 1, Section 1                                                                  US$1,540.63

On completion of Part 1, Section 2                                                                  US$1,540.63

On commencement of Part 2, Section 1                                                          US$1,540.63

On Completion of Part 2, Section 1                                                                 US$1,540.63

PAYMENT TERMS FOR 158-01

On commencement of the 158-01 Application                                                US$5,800.00

On receipt of the provisional classification                                                      US$5,800.00

On commencement of the final classification of the 158-01                              US$8,700.00

On receipt of the final classification                                                                US$8,700.00

MOD will be held fully responsible for such third party performance.

PAYMENT TERMS FOR TITLE PROCEDURES

On commencement of the title procedures                                                       US$3,837.50

Within 60 days of signature of this Agreement                                                  US$5,462.50

On approval from regional catastral central department                                     US$3,875.00

On receipt of full title                                                                                      US$2,325.00

MOD will be held fully responsible for such third party performance.

EXCLUSIONS

1.      Lawyers fees of any kind – JBP to pay directly to the lawyers

2.      Taxes and registration fees to the government authorities – MOD to seek approval from JBP for any amounts required 15 days in advance of when the funds are needed for JBP to provide the required monies

3.      Expenses for witness and owner transportation – all expenses must be pre-approved by JBP and expenses can be claimed in arrears via an expense claim

PAYMENT TERMS

All payments are required to be made in strict accordance with the Payment Schedule as detailed herein and will be due and payable within 15 days from the invoice presented by MOD. All fees and costs quoted are in US Dollars.

Modularis 158-01 Application And Planning Services